EXHIBIT 99.5

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable subscription rights (the "Rights") to subscribe for and to purchase shares of common stock, par value $0.001 per share (the "Common Stock"), of S&W Seed Company (the "Company") for a cash purchase price of $3.50 per share.

With respect to any instructions to exercise (or not to exercise) Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York City time, on [●], 2017, the last business day prior to the scheduled expiration date of the rights offering of [●], 2017 (which may be extended by the Company; provided that the Company may not extend the rights offering by more than 30 days without the prior written consent of MFP, as discussed in more detail in the Prospectus (as defined below)).

This will instruct you whether to exercise the Rights to purchase shares of Common Stock distributed with respect to the shares of Common Stock held through you as broker, dealer, custodian bank or other nominee for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the prospectus dated [●], 2017 (the "Prospectus"), and the related "Instructions as to Use of S&W Seed Company Rights Certificates."

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2. ☐ Please EXERCISE RIGHTS for shares of Common Stock as set forth below:

	Number of Shares of Common Stock Subscribed For		Subscription Price		Payment

Basic Subscription Privilege		x	$3.50	=	$
Over-Subscription Privilege(1)		x	$3.50	=	$
Total Payment Required					$

_________

(1) The Over-Subscription Privilege is subject to the limitation that if any Over-Subscription Privileges are exercised, the Company will not issue a number of shares in excess of 3,500,000 pursuant to the exercise of Basic Subscription Privileges and Over-Subscription Privileges.

Box 3. ☐ Payment in the following amount is enclosed: $

Box 4. ☐ Please deduct payment of $                     from the following account maintained by you as follows:

(The total of Box 3 and Box 4 must equal the Total Payment Required specified above under Box 2.)

Type of Account                                            Account No.                           ;

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

  irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus; and
  agree that if I (we) fail to pay for the shares of Common Stock in full I (we) have elected to purchase pursuant to the exercise of the Basic Subscription Privilege and/or Over-Subscription Privilege, you may exercise any remedies available to you under law.

Name of beneficial owner(s):    ______________________________________________

Signature of beneficial owner(s):     ______________________________________________

                    ______________________________________________

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:    ______________________________________________

Capacity:     ______________________________________________

Address (including Zip Code):   ______________________________________________

                    ______________________________________________

Telephone Number:  ______________________________________________